As filed with the Securities and Exchange Commission on October 8, 2010
Registration No. 333-169307

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REGENCY ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1731691
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(214) 750-1771
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal
Executive Offices
Paul M. Jolas
Regency GP LLC
2001 Bryan Street, Suite 3700
Dallas, TX 75201
(214) 750-1771
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Dan A. Fleckman
Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002-2730
(713) 238-3000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES

EXPLANATORY NOTE
     Regency Energy Partners LP (the “Partnership”) hereby submits the following Amendment No. 1 to its Registration Statement on Form S-3 filed on September 10, 2010 (File No. 333-169307) (the “Registration Statement”).
     The Partnership hereby amends the Registration Statement to (i) incorporate by reference the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2010 and (ii) clarify that all documents filed by the Partnership under the Securities Exchange Act of 1934, as amended, after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement shall also be deemed to be incorporated by reference into the prospectus contained in the Registration Statement. Except to the extent amended herein, the Registration Statement remains in full force and effect.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
     In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. We also make available free of charge on our website, at http://www.regencyenergy.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
     The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until the termination of the registration statement:
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010;

•	our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 2010, each filed on August 9, 2010;

•	our Current Reports on Form 8-K and Form 8-K/A filed on March 4, 2010, April 27, 2010, April 30, 2010, May 11, 2010, May 28, 2010, June 7, 2010, June 11, 2010, July 1, 2010, July 15, 2010, July 29, 2010 (two reports), August 10, 2010 (two reports), August 12, 2010, September 1, 2010 and September 13, 2010, each to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

•	the description of our common units contained in our registration statement on Form 8-A filed on January 24, 2006, and including any other amendments or reports filed for the purpose of updating such description.

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     All documents filed by Regency Energy Partners under the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall also be deemed to be incorporated by reference into this prospectus.
     You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at http://www.regencyenergy.com, or by writing or calling us at the following address:
Regency Energy Partners LP
Investor Relations
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(214) 750-1771

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 8, 2010.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its General Partner By: Regency GP LLC, its General Partner
By:	/s/ Byron R. Kelley
Name:	Byron R. Kelley
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley Byron R. Kelley	President and Chief Executive Officer (Principal Executive Officer)	October 8, 2010

/s/ Troy Sturrock Troy Sturrock	Vice President and Controller (Principal Financial Officer)	October 8, 2010

/s/ Lawrence B. Connors Lawrence B. Connors	Senior Vice President, Finance and Accounting (Principal Accounting Officer)	October 8, 2010

*	Director	October 8, 2010
Michael J. Bradley

*	Director	October 8, 2010
James W. Bryant

*	Director	October 8, 2010
Rodney L. Gray

*	Chairman of the Board of Directors	October 8, 2010
John D. Harkey

*	Director	October 8, 2010
John W. McReynolds

* By:	/s/ Paul M. Jolas Name: Paul M. Jolas
Acting in his capacity as Attorney-in-Fact

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